UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2010

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3500 Lacey Road, Downers Grove, Illinois		60515
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 598-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sara Lee Corporation has appointed John Zyck as Interim Corporate Controller (principal accounting officer), effective August 30, 2010. Mr. Zyck, age 44, joined Sara Lee in November 2007 as Vice President, SEC Reporting. Prior to joining Sara Lee, he was employed by Laidlaw International (transportation services) as Corporate Controller from July 2006 to October 2007 and as Assistant Corporate Controller from December 2003 to July 2006. He served as Assistant Corporate Controller of Wallace Computer Services, Inc. (printing technology solutions) from 1999 to 2002.

Prior to Mr. Zyck's appointment, the position of Corporate Controller (principal accounting officer) was held by Mark A. Garvey, who also currently serves as Interim Chief Financial Officer (principal financial officer) and Senior Vice President, Global Business Services. Sara Lee's board of directors has initiated a global process to select Sara Lee's new Chief Executive Officer and has made a number of interim management appointments pending completion of this process.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

August 31, 2010	By:	Helen N. Kaminski

Name: Helen N. Kaminski
Title: Assistant General Counsel, Corporate & Securities